Exhibit 10.6
CA, Inc.
Non-Qualified Stock Option Certificate

Name of Option Holder	EMPLID

Option Number
Total Number of Shares Granted	**XXXXX**
Option Date
Exercise Price Per Share	$
NON-QUALIFIED STOCK OPTION granted by CA, Inc., a Delaware corporation, (the “Company”) to the above-named option holder (the “Optionee”), an employee or consultant of the Company or one of its subsidiaries, pursuant to the CA, Inc. 2002 Incentive Plan, amended and restated effective as of May 20, 2005 (the ‘”Plan”), the terms of which are incorporated herein by reference and which, in the event of any conflict, shall control over the terms contained herein.
1.	Grant and Vesting Option

Subject to the vesting schedule below, the Company hereby grants to the Optionee an option to purchase on the terms herein provided a total of the number of shares of common stock, $.10 par value, of the Company set forth above, at an exercise price per share as set forth above.

This option may be exercised only with respect to the portion thereof that is vested. The Optionee’s right to exercise this option shall become vested in annual increments on the anniversary dates of the granting of this option according to the following vesting schedule:

Percentage (%) of Option Shares With Respect to Which
Anniversary Date	Optionee Has a Vested Option to Exercise
[_____]	[_____]%
[_____]	[_____]%
[_____]	[_____]%
Vested rights shall be calculated only in terms of full years (for example, from one anniversary date to the next) and no partial vesting credit shall be given for partial years of employment.
This option shall expire and shall not be exercisable after the expiration of ten (10) years from the date it is granted.
2.	Stock to be Delivered

Stock to be delivered upon the exercise of this option may constitute an original issue of authorized stock or may consist of treasury stock.

3.	Exercise of Option

Each election to exercise this option shall be made, by delivering to the Company or its agent a properly executed exercise notice, together with irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds with respect to the portion of shares to be acquired upon exercise. Exercise of this option will not be permitted if the Company determines, in its sole and absolute discretion, that issuance of shares at that time could violate any law or regulation.

In the event an option is exercised by the executor or administrator of a deceased Optionee, or by the person or persons to whom the option has been transferred by the Optionee’s will or the applicable laws of descent and distribution, the Company shall be under no obligation to deliver stock there under unless and until the Company is satisfied that the person or persons exercising the option is or are the duly appointed executor(s) or administrator(s) of the deceased Optionee or the person to whom the option has been transferred by the Optionee’s will or by the applicable laws of descent and distribution.

4.	Payment for and Delivery of Stock

Payment in full by cash, certified check, bank draft, wire transfer or postal or express money order shall be made for all shares for which this option is exercised at the time of such exercise, and no shares shall be delivered until such payment is made.

Alternatively, payment may be made by (i) delivering to the Company a properly executed exercise notice, together with irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds with respect to the portion of the shares to be acquired upon exercise having a Fair Market Value on the date of exercise equal to the sum of the applicable portion of the exercise price being so paid, (ii) tendering to the Company (by physical delivery or by attestation) certificates representing shares of outstanding common stock, par value $.10, of the Company that have been held by the Optionee for at least six months prior to exercise, having a Fair Market Value on the day prior to the date of exercise equal to the applicable portion of the exercise price being so paid, together with stock powers duly executed and with signature guaranteed; or (iii) any combination of the foregoing. Notwithstanding the foregoing, a form of payment will not be available if the Company determines, in its sole and absolute discretion, that such form of payment could violate any law or regulation.

The Company shall not be obligated to deliver any stock unless and until (i) satisfactory arrangements have been made with the Company for the payment of any applicable tax withholding obligations, (ii) all applicable federal and state laws and regulations have been complied with, (iii) in the event the outstanding common stock is at the time listed upon any stock exchange, the shares to be delivered have been listed, or authorized to be listed upon official notice of issuance upon the exchanges where it is listed, and (iv) all legal matters in connection with the issuance and delivery of the shares have been approved by counsel of the Company. The Optionee shall have no rights of a stockholder until the stock is actually delivered to him.

5.	Recovery and Reimbursement of Option Gain

The Company shall have the right to recover, or receive reimbursement for, any compensation or profit realized by the exercise of this option or by the disposition of any option shares to the extent that the Company has such a right of recovery or reimbursement under applicable securities laws.

6.	Transferability of Options

Except as provided below, this option may not be transferred by the Optionee otherwise than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined in Section 414(p) of the Internal Revenue Code, and during the Optionee’s lifetime this option may be exercised only by the Optionee. Notwithstanding the foregoing, this option may be transferred by the Optionee to members of his or her immediate family or to one or more trusts for the benefit of such family members or to one or more partnerships in which such family members are the only partners provided that (i) the optionee does not receive any consideration for such transfer, (ii) written notice of any proposed transfer and the details thereof shall have been furnished to the Compensation and Human Resource Committee at least three (3) days in advance of such transfer, and (iii) the Compensation and Human Resource Committee consents to the transfer in writing. Options transferred pursuant to this provision will continue to be subject to the same terms and conditions that were applicable to such options immediately prior to transfer and the option may be exercised by the transferee only to the same extent that the option could have been exercised by the Optionee had no transfer been made. For this purpose, the Optionee’s “family members” shall include the Optionee’s spouse, children, grandchildren, parents, grandparents (whether natural step, adopted or in-laws) siblings, nieces, nephews and grandnieces and grand nephews.

7.	Termination of Employment or Consultancy

Upon termination of employment or consultancy, other than termination of employment or consultancy by reason of (i) Retirement, as defined in the Plan , (ii) disability, or (iii) death, any portion of this option that has not become vested as of the date of termination shall immediately terminate and any portion of this option that has already vested as of such date shall terminate thirty (30) days after termination of employment or consultancy or the expiration date of the option, whichever occurs first.

8.	Retirement

In the event of the Optionee’s Retirement, as defined in the Plan, from the employ of Company or any subsidiary, any portion of this option that has not become vested as of the date of Retirement shall immediately terminate and any portion of this option that has already vested as of such date shall terminate one (1) year after such Retirement or on the expiration date of the option, whichever occurs first.

9.	Disability

In the event of termination of employment of the Optionee because of disability, any unexercised portion of this option held by the Optionee at the date of such termination (vested and unvested) will immediately become exercisable in full and will remain exercisable by the Optionee for a period of one (1) year or the remaining term of the option, whichever is shorter.

10.	Death

If an Optionee dies while employed by the Company, any unexercised portion of this option held by the Optionee at his date of death (vested and unvested) will immediately become exercisable in full and will remain exercisable by the estate of the deceased Optionee or the person given authority to exercise his options by his will or by operation of law for a period of one (1) year or the remaining term of the option, whichever is shorter.

11.	Changes In Stock

In the event of any stock split, reverse stock split, dividend or other distribution (whether in the form of cash, shares, other securities or other property), extraordinary cash dividend, recapitalization, merger, consolidation, split-up, spin-off, reorganization, combination, repurchase or exchange of shares or other securities, the issuance of warrants or other rights to purchase shares or other securities, or other similar corporate transaction or event, the number and kind of shares of stock of the Company covered by this option, the option price and other relevant provisions may be appropriately adjusted by the Compensation and Human Resource Committee, in its discretion, to the extent necessary to prevent dilution or enlargement of the benefits or potential benefits intended to be provided by this option. Any such determinations and adjustments made by the Compensation and Human Resource Committee shall be binding on all persons. In the event of (i) a consolidation or merger in which the Company is not the surviving corporation, (ii) a consolidation or merger in which the Company is the surviving corporation but holders of shares receive securities or another corporation, or (iii) a sale of substantially all of the Company’s assets (as an entirety) or capital stock to another person, this option shall be deemed to apply to the equivalent amount of securities, cash or other property that is received by Company stockholders in exchange for their Company shares pursuant to such transaction; provided, however, that the Compensation and Human Resource Committee may, in its discretion, either (i) provide, upon written notice to the Optionee, that this option shall terminate as of the date specified in such notice (in which case the Compensation and Human Resource Committee may, but does not have to, accelerate the vesting of any portion of this option that has not already vested as of the date such notice is provided to the Optionee), or (ii) cancel this option and in consideration of such cancellation pay to the Optionee an amount in cash with respect to each share then remaining under the option equal to the difference between the Fair Market Value of such share on the date of cancellation (or, if greater, the per share value of the consideration received by Company stockholders as a result of the merger, consolidation, reorganization or sale) and the per share exercise price of the option.
12.	Continuance of Employment

This option shall not be deemed to obligate the Company or any subsidiary to retain the Optionee in its employ for any period.

13.	Incorporation by Reference of Employment Agreement

Notwithstanding any of the foregoing, this stock option grant shall be subject to the applicable terms and conditions of the Employment Agreement entered into by and between CA, Inc. and the Optionee, dated as of [ ], which are incorporated herein by reference.

IN WITNESS WHEREOF, CA, Inc. has caused this certificate to be executed by the President and CEO. This option is granted at the Company’s principal executive office, One CA Plaza, Islandia, New York 11749, on the date stated above.
CA, Inc.

By